Exhibit 10.2

CONSULTANCY AGREEMENT

This Consultancy Agreement (the “Agreement”) is made and entered into as of September 1, 2024, by and between:

1.	AI Capital Mineco Limited, (a company organised under the laws of England and Wales with registered number 14322662) and having its registered address at Wenlock Road, London, England, N1 7GU (the “Consultant”); and
2.	EdgeMode Inc (a company registered in Nevada) with its principal office location at 110 East Broward Blvd, Fort Lauderdale, Florida 33301, USA (the “Client”).

Each referred to individually as a “Party” and collectively as the “Parties”.

1. SCOPE OF SERVICES

1.1  The Consultant agrees to provide advisory and consultancy services (the “Services”) to the Client in connection with facilitating the Client’s acquisition of all shares in Synthesis Analytics Production Limited (a company organised under the laws of England and Wales with registered number 14342669) (the “Transaction”).

1.2 The Services shall include but not be limited to:

•	Providing strategic and financial advisory related to the acquisition.
•	Assisting in the negotiation process.
•	Coordinating with relevant third parties, including legal and financial advisors.
•	Conducting due diligence support as needed.
•	Providing guidance on regulatory and compliance matters related to the acquisition.

2. TERM OF AGREEMENT

2.1  This Agreement shall commence on September 1, 2024 and shall remain in effect until the earlier of:

•	The completion of the Transaction and payment of the consultancy fee; or
•	Termination by either Party in accordance with this Agreement.

3. CONSULTANCY FEES AND PAYMENT

3.1  The Client agrees to pay the Consultant a fixed consultancy fee of USD 300,000 (the “Consultancy Fee”).

3.2  The Consultancy Fee shall be payable in full upon the execution of the acquisition agreement between the Client and the shareholders of Synthesis Analytics Production Limited.

3.3  The Consultant shall issue an invoice to the Client upon the signing of the acquisition agreement, and the Client shall pay the invoice on completion of a $2,000,000 USD capital raise by the Client.

3.4 All payments shall be made by wire transfer to the Consultant’s designated bank account as follows:

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Ai Capital Mineco Ltd

Account no: 515867620914719

Routing no: 084009519 Swift/BIC: TRWIUS35XXX

Bank: Wise US Inc, 30 W. 26th Street, Sixth Floor, New York, NY, 10010, United States

3.5  The Consultancy Fee is inclusive of any applicable Value Added Tax (VAT) or other sales taxes, which shall be borne by the Client as required under applicable law.

4. TERMINATION

4.1  Either Party may terminate this Agreement with written notice if:

•	The Transaction is abandoned or not completed within 12 months from the Effective Date.
•	The other Party breaches a material provision of this Agreement and fails to remedy such breach within 20 business days after receiving written notice.

4.2  In the event of termination, the Consultant shall not be entitled to any payment unless the acquisition agreement has been signed before termination.

5. CONFIDENTIALITY

5.1  Both Parties agree to keep all non-public information received from the other Party confidential and not to disclose such information to any third party without prior written consent, except where required by law.

5.2  This confidentiality obligation shall survive for two (2) years following the termination or expiration of this Agreement.

6. INDEPENDENT CONTRACTOR STATUS

6.1  The Consultant shall perform the Services as an independent contractor, and nothing in this Agreement shall create an employer-employee relationship, partnership, or joint venture between the Parties.

6.2  The Consultant shall be responsible for all taxes, national insurance contributions, and other statutory payments related to its fees.

7. GOVERNING LAW AND DISPUTE RESOLUTION

7.1  This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

7.2  Any dispute arising out of or in connection with this Agreement shall first be resolved through good-faith negotiations. If the dispute is not resolved within 30 days, it shall be referred to arbitration under the rules of the London Court of International Arbitration (LCIA), and the arbitration proceedings shall be held in London, England.

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8. GENERAL PROVISIONS

8.1  Entire Agreement: This Agreement constitutes the entire agreement between the Parties regarding the subject matter and supersedes all prior agreements, whether written or oral.

8.2  Amendments: Any amendments to this Agreement must be made in writing and signed by both Parties.

8.3 No Waiver: A Party’s failure to enforce any provision of this Agreement shall not be deemed a waiver of its rights.

8.4  Severability: If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

8.5  Assignment: Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

9. NOTICES

9.1  Any notices under this Agreement shall be delivered to the addresses provided below:

•	Consultant:

AI Capital Mineco Limited

Wenlock Road, London, England, N1 7GU

niclas@ai-capital.se

•	Client:

EdgeMode Inc

110 East Broward Blvd, Fort Lauderdale, Florida 33301, USA

simon@edgemode.io

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Signed for and on behalf of AI Capital Mineco Limited:

Authorized Signatory: /s/ Niclas Adler

Name: Dr. Niclas Adler

Title: Director

Date: September 1, 2024

Signed for and on behalf of EdgeMode Inc.:

Authorized Signatory: /s/ Simon Wajcenberg

Name: Simon Wajcenberg

Title: Director

Date: September 1, 2024

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